UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2014

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 5, 2014, Cynosure, Inc., a Delaware corporation (the “Company”), acquired (the “Acquisition”) substantially all of the assets of Ellman International, Inc., a New York corporation (the “Seller”), for a cash purchase price of approximately $13.2 million paid from the Company’s cash on hand. In addition, Cynosure assumed certain contractual and current liabilities associated with normal working capital. The Acquisition was completed pursuant to the Asset Purchase Agreement, dated as of September 5, 2014, among the Company, the Seller, Ellman Holdings, Inc. and Ellman Holding Corporation (the “Agreement”), which contains customary representations, warranties and indemnification obligations of the Company and the Seller. The assets of the Seller acquired by the Company under the Agreement include the assets used by the Seller in its business of designing, developing, manufacturing, marketing, distributing and selling radiofrequency and laser products for surgical and aesthetic procedures in the aesthetic, multi-specialty surgical, dental and veterinary markets. The Company will also extend offers of employment to substantially all of the employees of the Seller.

The foregoing description of the Agreement, the Acquisition and the other transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Agreement contains representations and warranties that the Company and the Seller made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement between the Company and the Seller and may be subject to important qualifications and limitations agreed to by the Company and the Seller in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and the Seller rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 8.01.	Other Events.

On September 8, 2014, the Company issued a press release announcing the completion of the Acquisition. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item have not been filed on this Current Report on Form 8-K. Instead, the financial statements will be filed by amendment on or before November 21, 2014.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this Current Report on Form 8-K. Instead, the pro forma financial information will be filed by amendment on or before November 21, 2014.

(d)	Exhibits.

See Exhibit Index hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: September 8, 2014	By:	/s/ Timothy W. Baker
Timothy W. Baker
President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of September 5, 2014, by and among Cynosure, Inc., Ellman International, Inc., Ellman Holdings, Inc. and Ellman Holding Corporation.

99.1	Press Release, issued by Cynosure, Inc. on September 8, 2014.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cynosure, Inc. hereby agrees to furnish supplementally copies of the omitted schedules upon request by the Securities and Exchange Commission.